UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020

Better Choice Company Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 Douglas Rd E, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code): (646) 846-4280

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2020 (the “Closing Date”), Better Choice Company Inc. (the “Company”) consummated an approximately $17.8 million insider-led equity financing, including the transactions contemplated by a Securities Purchase Agreement (the “Securities Purchase Agreement”) between the Company and certain accredited investors (the “Purchasers”) and an Exchange Agreement (the “Series E Exchange Agreement”) between the Company and Cavalry Fund LP, the holder of all of the Company’s outstanding Series E Preferred Stock (“Cavalry”).

Pursuant to the Securities Purchase Agreement, the Company, in a private placement (the “Private Placement”), issued and sold units (the “Units”) to the Purchasers for a purchase price of $1,000 per Unit.  Each Unit consists of: (i) one share of the Company’s Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”), which is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a value per share of Common Stock of $0.50 (subject to adjustment); and (ii) a warrant (the “Warrant”) to purchase for a six year period such number of shares of Common Stock (the “Warrant Shares”) into which such share of Series F Preferred Stock is convertible at an exercise price per Warrant Share of $0.75 (subject to adjustment).  Pursuant to the Private Placement, the Company raised approximately $14.3 million in gross cash proceeds, approximately $11.0 million of which was invested by certain officers and directors of the Company.

Currently with the execution of the Securities Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission within thirty days of the Closing Date to register the Warrant Shares and the shares of Common Stock issuable upon conversion of the Series F Preferred Stock issued on the Closing Date.  The Securities Purchase Agreement and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to closing, as well as indemnification rights and other obligations of the parties.

In connection with the consummation of the Private Placement, the Company filed with the Secretary of State of Delaware a Certificate of Designations, Preferences and Rights of the Series F Preferred Stock designating a total of 30,000 shares of Series F Preferred Stock (the “Certificate of Designations”).

Pursuant to the Series E Exchange Agreement, on the Closing Date the Company issued 3,500 Units to Cavalry in exchange for all of its outstanding Series E Preferred Stock (the “Exchange Transaction”).

The Private Placement and the Exchange Transactions described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Securities Purchase Agreement, the Series F Preferred Stock, the Warrant and the Registration Rights Agreement is qualified in its entirety by reference to the Form of Securities Purchase Agreement, the  Certificate of Designations, the Form of Warrant and the Form of Registration Rights Agreement, which are filed as Exhibits 10.1, 3.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the Series E Exchange Agreement is qualified in its entirety by reference to the Series E  Exchange Agreement which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on October 2, 2020, the Company entered into an amendment to its Loan Facilities Credit Letter Agreement to permit the Company to use a portion of the net proceeds of the Private Placement to make a partial repayment of the outstanding term loan thereunder.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Private Placement and Exchange Transaction is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2020, the Company filed with the Secretary of State of Delaware a Certificate of Designations which authorizes a total of 30,000 shares of Series F Preferred Stock having the designations, preferences and rights as follows:

Liquidation Preference. If the Company voluntarily or involuntarily liquidates, dissolves or winds up, the  holders of Series F Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of any of shares of Common Stock or other capital stock of the Company ranking junior to the Series F Preferred Stock, an amount per share of Series F Preferred Stock equal to the sum of $1,000 (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the initial issuance date with respect to the Series F Preferred Stock, the “Stated Value”)) plus any accrued and unpaid dividends and late charges (such sum, the “Conversion Amount”). The rights of holders of Series F Preferred Stock to receive their liquidation preference also will be subject to the proportionate rights of capital stock, if any, ranking senior to or in parity with the Series F Preferred Stock as to liquidation.

Dividends. Holders of Series F Preferred Stock will not be entitled to receive dividends except to the extent that dividends are declared on the Series F Preferred Stock by the Company in its sole discretion or declared and made by the Company to holders of the Common Stock.  In addition, if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series F Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series F Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Series F Preferred Shares) held by such holder.

Ranking. Except to the extent the holders of the Series F Preferred Stock consent to the creation of a class of equity securities ranking senior to, or pari passu with, the Series F Preferred Stock, the Series F Preferred Stock shall rank senior to all shares of capital stock of the Company with respect to preferences as to dividends, distributions and payments upon liquidation, dissolution or winding up of the Company.

Holder’s Right of Conversion.  Subject to certain beneficial ownership limitations contained in the Certificate of Designations, holders of the Series F Preferred Stock shall be entitled to convert each share of outstanding Series F Preferred Stock held by such holder into such number of validly issued, fully paid and non-assessable shares of Common Stock equal to the Conversion Amount of such share of Series F Preferred Stock divided by $0.50 (subject to adjustment, the “Conversion Price”).

Automatic Conversion.  Each share of Series F Preferred Stock not previously converted into shares of Common Stock shall automatically, without any further action by the holders of such Series F Preferred Stock, be converted into such number of fully paid and non-assessable shares of Common Stock determined by dividing the Stated Value of such share of Series F Preferred Stock by the then applicable Conversion Price upon the closing of a firm commitment underwritten public offering of shares of Common Stock which results in the Common Stock being traded on any of The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or any successor market thereto.  Any such conversion shall be subject to the beneficial ownership limitations set forth in the Certificate of Designations.

Anti-dilution Protection. Holders of the Series F Preferred Stock are entitled to a “full rachet” anti-dilution adjustment to the Conversion Price in the event the Company issues, sells or grants any shares of Common Stock (or securities convertible, exercisable or exchangeable for Common Stock) for no consideration or for consideration or purchase price per share (or, in the case of securities convertible, exercisable or exchangeable for Common Stock, with a conversion, exercise or exchange price) less than the Conversion Price then in effect.

Voting Rights. As to matters submitted to the holders of the Common Stock, each holder of the Series F Preferred Stock will be entitled to such number of votes equal to the number of shares of Common stock issuable upon conversion of such holder’s Series F Preferred Stock and shall vote, or provide consent, together with the Common Stock as if they were a single class.  The holders of the Series F Preferred Stock shall vote as a separate class on matter affecting the terms of the Series F Preferred Stock, such as the authorization of a class of equity securities ranking senior to, or pari passu with, the Series F Preferred Stock.

Transfer. The Series F Preferred Stock is transferrable, subject to applicable securities laws, without the consent of the Company.

The foregoing description of the terms of the Series F Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

 On October 2, 2020, the Company provided updated financial information and announced that the Company completed the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 7.01 of this Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Management's projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. Forward-looking statements may be identified by the use of words such as "expect," "anticipate," "believe," "estimate," "potential," "should" or similar words intended to identify information that is not historical in nature. Forward-looking statements contained herein include, among others, statements concerning management's expectations about future events and the Company’s operating plans and performance, the effects of the COVID-19 outbreak, including levels of consumer, business and economic confidence generally, the regulatory environment, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of the Company’s management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this Current Report on Form 8-K or to reflect the occurrence of any unanticipated events. For further information regarding the risks associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Exchange Agreement by and between the Company and Cavalry Fund LP dated September 30, 2020

10.4
Limited Consent and Second Amendment to Loan Facilities Letter Agreement by and among the Company, Halo, Purely for Pets, Inc., a Delaware corporation, TruPet LLC, a Delaware limited liability company, Bona Vida, Inc., a Delaware corporation, and the lenders party thereto.

99.1	Press Release dated October 2, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

By:	/s/ Werner von Pein
Name:	Werner von Pein
Title:	Chief Executive Officer

October 2, 2020